EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors and Stockholders
eGlobe, Inc.
Denver, Colorado

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 19, 1999, except for Note 18, which is as of April 10, 1999 relating to the consolidated financial statements and schedules of eGlobe, Inc. and subsidiaries, appearing in the Company's Annual Report on Form 10-K for the nine months ended December 31, 1998 and in the Prospectus constituting a part of the Registration Statement under Form S-1 and S-1/A.

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 28, 1999 relating to the consolidated financial statements of IDX International, Inc. and subsidiaries, appearing in the Prospectus constituting a part of the Registration Statement under Form S-1 and S-1/A and in the report under Form 8-K/A.

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 26, 1999 relating to the combined consolidated financial statements of Telekey, Inc. and subsidiary and Travelers Teleservices, Inc., appearing in the Prospectus constituting a part of the Registration Statement under Form S-1 and S-1/A and in the report under Form 8-K/A.

                                                         /s/ BDO Seidman, LLP
                                                         --------------------
                                                         BDO Seidman, LLP

Denver, Colorado

July 22, 1999